UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2014

Achillion Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33095	52-2113479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 George Street New Haven, CT	06511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 624-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 3, 2014, Achillion Pharmaceuticals, Inc. (“Achillion”) entered into a Master Security Agreement (the “Agreement”) for a $1,000,000 Capital Expenditure Line of Credit (‘the Credit Facility”) with Webster Bank, National Association (“Webster”). Under the Credit Facility, Achillion may take Equipment Loan Advances (“Advances”) for the purchase of new laboratory equipment through October 3, 2015. Each Advance will be payable over a three year term and bear interest at a fixed rate, determined at the time of each advance, equal to the Three Year Federal Home Loan Bank of Boston (“FHLB”) Classic Advance rate plus 4.75%.

In connection with the Agreement, Achillion paid Webster a $10,000 origination fee and will reimburse Webster for all reasonable fees and expenses incurred in connection with the Agreement. The purchased equipment will serve as collateral for the Advances.

The obligations of Achillion under the Agreement may be accelerated upon the occurrence of an event of default, which includes customary events of default, including without limitation payment defaults, defaults in obligations, the inaccuracy of representations or warranties and bankruptcy and insolvency related defaults.

Item 9.01.	Financial Statements and Exhibits

10.1 Master Security Agreement between the Registrant and Webster Bank, National Association, dated as of October 3, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Achillion Pharmaceuticals, Inc.

Date: October 6, 2014	By:	/s/ Mary Kay Fenton
Mary Kay Fenton
Chief Financial Officer